UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING

April 13, 2006

Hamilton, Bermuda

TO THE SHAREHOLDERS OF ACE LIMITED:

The Annual General Meeting of ACE Limited (the “Company”) will be held on Thursday, May 18, 2006, at 8:00 a.m. at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda, for the following purposes:

1.	To elect five directors to hold office until 2009;

2.	To vote on and approve an amendment to the ACE Limited Employee Stock Purchase Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To transact such other business, if any, as lawfully may be brought before the meeting.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 31, 2006, are entitled to notice of, and to vote at, the Annual General Meeting.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE FOLLOWING THE VOTING INSTRUCTIONS PROVIDED ON THE ACCOMPANYING PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Brian Duperreault

Chairman

ACE LIMITED

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

April 13, 2006

PROXY STATEMENT

The Board of Directors of ACE Limited (the “Company”) is soliciting the accompanying proxy to be voted at the Annual General Meeting of the Company to be held at 8:00 a.m. on Thursday, May 18, 2006, at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda, and at any adjournments thereof. When the proxy is properly executed and returned, the Ordinary Shares it represents will, subject to any direction to the contrary, be voted at the meeting in favor of the matters specified in the “Notice of Annual General Meeting” attached hereto.

Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Only holders of Ordinary Shares of record as of the close of business on March 31, 2006 will be entitled to vote at the meeting. As of the close of business on March 31, 2006, there were outstanding 325,143,060 Ordinary Shares of the Company entitled to vote at the meeting, with each Ordinary Share entitling the holder of record on such date to one vote (except that if, and so long as, the Controlled Shares (defined generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons) of any person constitute 10% or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person will be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company’s Amended and Restated Articles of Association (the “Articles”)).

The election of each nominee for director, the approval of the amendment to the ACE Limited Employee Stock Purchase Plan and the ratification of the appointment of PricewaterhouseCoopers LLP require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of not less than six shareholders present in person or by proxy holding at least 50% of the issued and outstanding shares entitled to vote at the Annual General Meeting) at the meeting. The Company will appoint one or more inspectors of election to count votes cast in person or by proxy. Ordinary Shares owned by shareholders electing to abstain from voting with respect to any proposal and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposals to elect directors, to approve the amendment to the ACE Limited Employee Stock Purchase Plan or to ratify the appointment of the Company’s independent registered public accounting firm.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement.

This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to shareholders on or about April 20, 2006.

The Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

ELECTION OF DIRECTORS

(Item A on Proxy Card)

The Company’s Articles provide that the Company’s Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. The Company’s Articles provide for a maximum of 20 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

Following recommendation from the Nominating & Governance Committee, the Company’s Board of Directors has nominated Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Thomas J. Neff and Gary M. Stuart for election as directors of the Company to serve three-year terms to expire at the Annual General Meeting in 2009 and until their respective successors shall have been elected and shall have qualified. Each of these individuals, except for Ms. Cirillo, is currently serving as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

Nominees for Election to Terms Expiring in 2009

Michael G. Atieh, age 52, has been a director of the Company since September 1991. Mr. Atieh is currently Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals (NASDAQ: OSIP). Previously, Mr. Atieh served as Group President of Dendrite International, Inc. (technology and services) from January 2002 to February 2004, Senior Vice President and Chief Financial Officer of Dendrite International, Inc. from October 2000 to December 2001, as Vice President, U.S. Human Health, a division of Merck & Co., Inc. (“Merck”) (pharmaceuticals) from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly-owned subsidiary of Merck from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993. Mr. Atieh serves on the Board of Directors of Clintrak Pharmaceutical Services, a private company.

Mary A. Cirillo, age 58, has been nominated for election as a director at the 2006 annual general meeting. Ms. Cirillo has served as advisor to Hudson Venture Partners L.P. (venture capital) since 2003. She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000-2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo currently serves a director of DealerTrack Holdings, GlobalServe Corporation, Health Care Property Investors, Inc. and Thomson Corporation (Canada).

Bruce L. Crockett, age 62, has been a director of the Company since May 1995. Mr. Crockett is chairman of Crockett Technologies Associates (consulting) and a private investor. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation (“COMSAT”) (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. As an employee of COMSAT since 1980, Mr. Crockett held various other operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is Chairman of the AIM Family of Mutual Funds, and is Chairman of the Board of Captaris, Inc. Mr. Crockett is also a senior trustee of the University of Rochester.

Thomas J. Neff, age 68, has been a director of the Company since May 1997. Mr. Neff has been with Spencer Stuart & Associates, N.A. (executive search consulting) since 1976 serving as President of the worldwide firm from 1979 to 1996. Since 1996, Mr. Neff has served as Chairman of Spencer Stuart, U.S. Mr. Neff is a director of Hewitt Associates Inc. where he serves on the Compensation and Leadership Committee and the Governance Committee. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier he was a management consultant with McKinsey & Company in New York and Australia. He is a director of various mutual funds managed by Lord, Abbett & Co. Mr. Neff is a member of the Board of Trustees of Lafayette College.

Gary M. Stuart, age 65, has been a director of the Company since March 1988. Mr. Stuart served as Chief Financial Officer of Optimum Logistics Inc. (logistics services) from August 2000 through August 2001. From 1981 until November 1999, Mr. Stuart was an employee of Union Pacific Corporation (transportation), serving as its Executive Vice President and Chief Financial Officer from June 1998 through November 1999 and as its Vice President and Treasurer from January 1990 through May 1999. Mr. Stuart was on the adjunct faculty of the School of Business at Fairfield University from January through May 2000 and was a member of its Advisory Council from 2000 to 2005.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2007

Brian Duperreault, age 58, has been a director of the Company since October 1994. In May 2004, Mr. Duperreault relinquished the office of the Chief Executive Officer of the Company, remaining as Chairman of the Company. Mr. Duperreault served as Chairman and Chief Executive Officer of the Company from November 1999 through May 2004 and as Chairman, President and Chief Executive Officer of the Company from October 1994 through November 1999. Prior to joining the Company, Mr. Duperreault had been employed with AIG since 1973 and served in various senior executive positions with American International Group (“AIG”) and its affiliates from 1978 until September 1994, including as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc. (“AIU”) from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of The American Academy of Actuaries, a member of the Board of Trustees of Saint Joseph’s University, a member of the Board of Trustees of The School of Risk Management, Insurance and Actuarial Science of St. John’s University, a director of the Bank of N.T. Butterfield & Son, Ltd., and a director of Tyco International Ltd. Mr. Duperreault is also chairman of the Centre on Philanthropy, a member of the Board of Trustees of American Institute for Chartered Property Casualty Underwriters/Insurance Institute of America, and a member of the Board of Trustees of the Bermuda Biological Station for Research.

Robert M. Hernandez, age 61, has been a director of the Company since September 1985. Mr. Hernandez is Chairman of the Board of RTI International Metals, Inc. (metals) and has served on the Board of Directors of that company since 1990. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (“USX”) (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 until November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is Vice Chairman, Board of Trustees of the BlackRock Funds and a Director of the Eastman Chemical Company.

Peter Menikoff, age 65, has been a director of the Company since January 1986. Mr. Menikoff is currently a private investor and most recently he was the Interim Chief Financial Officer of Vlasic Foods International Inc. (foods) from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation (energy) from June 1995 to April 1997. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991.

Robert Ripp, age 64, has been a director of the Company since December 1991. Mr. Ripp is Chairman of the Board and a director of Lightpath Technologies Inc. (fiber optics components manufacturing), a Nasdaq listed company. Mr. Ripp also serves as a director of PPG Industries, Inc. (glass and coating manufacturer) and Safeguard Scientifics, Inc. (information technology and life science solution provider), both of which are NYSE listed companies. Mr. Ripp served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) from August 1998 through May 1999. Mr. Ripp served as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1998, and as Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993.

Dermot F. Smurfit, age 61, has been a director of the Company since August 1997. Mr. Smurfit recently retired as Chairman of Smurfit Europe (paper, paperboard and packaging). Mr. Smurfit served as Chairman of Anker PLC (computer hardware and software), for a portion of 2005. He was Joint Deputy Chairman of Jefferson Smurfit Group plc (“Jefferson Smurfit”) from January 1984 until January 2003, Chairman and Chief Executive of Jefferson Smurfit’s continental European operations from 1994 to 1997, Director of Sales and Marketing since 1997, and has held a number of other senior positions with Jefferson Smurfit. Mr. Smurfit is Chairman of the World Containerboard Organisation, Chairman of Eurolink Motorway Operations Ltd. (toll road operator), Chairman of Powerflute Oy (paper manufacturing) and President of the Federation European Fabrication Carton Ondule.

Directors Whose Terms Expire in 2008

Evan G. Greenberg, age 51, has been a director of the Company since 2002. Mr. Greenberg was appointed to the position of President and Chief Executive Officer of the Company in May 2004. Mr. Greenberg was appointed President and Chief Operating Officer of the Company in June 2003. Mr. Greenberg joined the Company as Vice Chairman, ACE Limited and Chief Executive Officer of ACE Tempest Re, in November 2001. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including Chief Operating Officer of AIU, AIG’s foreign general insurance organization, and President and Chief Executive Officer of AIU.

John A. Krol, age 69, has been a director of the Company since August 2001. Mr. Krol retired as Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company (chemicals, fibers, petroleum, life sciences and diversified business) in 1998. Mr. Krol is a member of the board of directors of MeadWestvaco Corporation, Milliken & Company and Tyco International Ltd., the advisory board of the Bechtel Corporation and the Board of Trustees of the University of Delaware and serves as trustee emeritus for Tufts University.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Director Independence

The Board has determined that the following directors are independent under the revised listing standards of the New York Stock Exchange (the “NYSE”): Michael G. Atieh, Mary A. Cirillo, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Peter Menikoff, Thomas J. Neff, Robert Ripp, Dermot F. Smurfit, Robert W. Staley (who will be retiring from the Board when his term expires at the Annual General Meeting on May 18, 2006) and Gary M. Stuart. These independent directors constitute a majority of the Company’s Board of Directors. In making its determination of independence, the Board applied its categorical standards for director independence and determined that no other material relationships existed between the Company and these directors. A copy of the Company’s categorical standards for director independence is attached as Exhibit A to this proxy statement and is also available by accessing the Company’s website at www.acelimited.com, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2005, there were four regularly scheduled meetings of the Board of Directors, in addition to two telephonic meetings. All directors in office during 2005 attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held during the year ended December 31, 2005.

The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, the Executive Committee and the Finance and Investment Committee.

The Board of Directors has adopted a written charter for each of the foregoing committees. In addition, the Company has adopted corporate governance guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and board self-evaluations. The full text of each charter and the corporate governance guidelines, as well as the Company’s code of conduct, are available on the Company’s website located at www.acelimited.com. The committee charters, the corporate governance guidelines and the code of conduct can be viewed and printed by accessing the website, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. In addition, you may request copies of the committee charters, the corporate governance guidelines, the code of conduct and categorical standards for director independence by contacting our investor relations department by:

Telephone	—	(441) 299-9283;
Facsimile	—	(441) 292-8675; or
e-mail	—	investorrelations@ace.bm

In addition to regular board meetings, the independent directors meet at regular executive sessions of the board, at which no members of management are present. Pursuant to the Company’s Corporate Governance Guidelines, Robert M. Hernandez, as the Lead Director, is the presiding director for these executive sessions.

Audit Committee

The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by NYSE listing standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert (as that term is defined under 401(h) of Regulation S-K) and that each member satisfies the financial literacy requirements of the NYSE. The Audit Committee provides oversight of the integrity of the Company’s financial statements and financial reporting process, the Company’s compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the independent registered public accounting firm. The Audit Committee is composed of Robert W. Staley (Chairman), Michael G. Atieh, Bruce L. Crockett, Peter Menikoff, Robert Ripp and Gary M. Stuart. In accordance with the directors’ retirement plan, Mr. Staley will be retiring from the Board when his term expires at the Annual General Meeting on May 18, 2006 at which time the Board of Directors will designate a new chairman of the Audit Committee. The Audit Committee participated in four regularly scheduled meetings, one training session and 12 telephonic meetings during the year ended December 31, 2005. In addition, the Audit Committee participated in 27 telephonic conferences on the status of the Company’s internal investigation and restatement of the Company’s financial statements.

Compensation Committee

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Compensation Committee has responsibility for determining executive compensation. The Compensation Committee is composed of John A. Krol (Chairman), Robert M. Hernandez, Thomas J. Neff and Dermot F. Smurfit. The Compensation Committee held four meetings during the year ended December 31, 2005.

Nominating & Governance Committee

The Nominating & Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The responsibilities of the Nominating & Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating & Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating & Governance Committee assists the Board and the Board committees in their self-evaluations. The Nominating & Governance Committee is composed of Robert M. Hernandez (Chairman), John A. Krol, Thomas J. Neff and Dermot F. Smurfit. The Nominating & Governance Committee held four meetings during the year ended December 31, 2005.

Executive Committee

Except as expressly limited by applicable law, by the Company’s Memorandum of Association or Articles or by the Board of Directors and except for matters expressly reserved for another committee of the Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors, with its primary focus to act for the full Board when it is not practical to convene meetings of the full Board. The Executive Committee is composed of Brian Duperreault (Chairman), Evan G. Greenberg, Robert M. Hernandez, John A Krol, Peter Menikoff and Robert W. Staley. Mr. Staley will be retiring from the Board when his term expires at the Annual General Meeting on May 18, 2006, at which time the new Chairman of the Audit Committee will become a member of the Executive Committee. The Executive Committee did not meet during the year ended December 31, 2005.

Finance and Investment Committee

The Finance and Investment Committee of the Board of Directors oversees management’s investment of the Company’s investible assets. The Finance and Investment Committee also oversees, and makes recommendations to the Board with respect to, the Company’s capital structure and financing arrangements in support of the Company’s annual financial plan. Overall investment guidelines are approved by the Finance and Investment Committee to ensure that appropriate levels of portfolio liquidity, credit quality, diversification, and volatility are maintained. The Finance and Investment Committee is composed of Peter Menikoff (Chairman), Michael G. Atieh, Bruce L. Crockett, Robert Ripp and Gary M. Stuart. The Finance and Investment Committee held five meetings during the year ended December 31, 2005.

Nomination of Directors

The Nominating & Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating & Governance Committee includes a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

The Company’s corporate governance guidelines require the Nominating & Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve the Company’s governance and strategic needs. Board candidates will be considered on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors shall possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

In accordance with its charter, the Nominating & Governance Committee identifies nominees for directors from various sources. The Company does not generally retain third party consultants to assist in identifying and evaluating potential nominees, although it reserves the right to do so. Thomas J. Neff, who serves on the Nominating & Corporate Governance Committee of the Company, is the chairman of Spencer Stuart, U.S., an executive search consulting firm. The Company has drawn upon Mr. Neff’s expertise and resources with respect to identifying and evaluating prospective nominees for directors, but has not made any payments with respect to such advice to Spencer Stuart or Mr. Neff, other than director’s fees to Mr. Neff. The Nominating & Governance Committee will consider a shareholder’s recommendation for director, but the Nominating & Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by directors, the Nominating & Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Secretary, ACE Limited, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda. If a shareholder desires to nominate a person for election as director at a shareholders meeting, that person must comply with Article 40 of the Company’s Articles, which requires notice no later than 60 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2007 Annual General Meeting, such written notice must be received on or prior to March 19, 2007. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•	the shareholder’s name as it appears in the Company’s books;

•	a representation that the shareholder is a record holder of the Company’s shares and intends to appear in person or by proxy at the meeting to present such proposal;

•	the class and number of shares beneficially owned by the shareholder;

•	the name and address of any person to be nominated;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons pursuant to which the nomination or nominations are to be made by the shareholder);

•	such other information regarding such nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the Securities and Exchange Commission’s proxy regulations; and

•	the consent of each nominee to serve as a director of the Company, if so elected.

Procedures for Contacting the Board

The Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmnaudit@ace.bm. Shareholders, employees and other interested parties wanting to contact the Board, including Robert M. Hernandez, who, as Lead Director, is the presiding director for executive sessions of the Board of Directors, as to other matters may send an e-mail to corpsecy@ace.bm. The Secretary has access to this e-mail address. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Secretary, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton, Bermuda, HM 08, although mail to Bermuda is not as prompt as e-mail. The Secretary will forward all communications to the Board so received to the Lead Director.

Attendance by Members of the Board of Directors at the Annual General Meeting of Shareholders

While the Company does not have a formal policy regarding Board member attendance at annual general meetings of shareholders, the Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. In practice, the Company schedules a regular Board of Directors meeting on the same day as its annual meeting of shareholders, which facilitates director attendance at the shareholders meeting. All directors attended the annual general meeting of shareholders held on May 26, 2005.

Director Compensation

Under the ACE Limited 2004 Long-Term Incentive Plan, non-management directors receive $170,000 per year for their service as directors (which was raised from $150,000 per year in August 2005). The Company pays $100,000 of this fee in the form of restricted stock units, based on the fair market value of the Company’s Ordinary Shares at the date of award. These stock units are awarded at the annual general meeting and will vest at the next annual general meeting. The remaining $70,000 of the annual fee to directors is paid in cash quarterly. Committee chairmen receive committee chair retainers as follows: Audit-$20,000; Compensation-$10,000; and other-$5,000. The Lead Director receives a retainer of $15,000, which is in addition to any retainer received as a committee chairman. All members of the Audit Committee, other than the chairman, receive a premium of $10,000 per year and all members of the Compensation Committee, other than the chairman, receive a premium of $5,000 per year. Directors are not paid fees for attending regular Board or committee meetings, but, at the discretion of the Chairman of the Board and the Lead Director, may be paid an additional $2,000 fee for each special meeting attended by telephone and $3,000 for each special meeting attended in person. The premiums for committee chairmanships, Lead Director, Audit or Compensation Committee service and special Board meeting fees are paid quarterly in cash. Directors may elect to receive all of their compensation (other than compensation for special meetings) in the form of stock units issued on an annual basis. Ordinary Shares will be issued for stock units six months after a director’s termination from the Board. Until such Ordinary Shares are issued, the stock units awarded to directors may not be sold or transferred. When the Company pays dividends on its stock, it will issue stock units to directors equivalent in value to the dividend payments that they would have received if they held stock rather than stock units.

In addition to the above described compensation, the Company has a matching contribution program for non-management directors pursuant to which the Company will match director charitable contributions to registered charities, churches or schools up to a maximum of $10,000 per year, with a $5,000 maximum per organization. Directors’ spouses were invited to attend one board meeting, with travel and entertainment paid for by the Company.

Certain Business Relationships

Certain shareholders of the Company and their affiliates, including the employers of or entities otherwise associated with certain directors and officers and their affiliates, have purchased insurance from the Company on terms the Company believes were no more favorable to these insureds than those made available to other customers.

The Company made two loans to Brian Dowd in 2002. In May 2002, the Company loaned Mr. Dowd $250,000 in connection with a work transfer from Philadelphia, Pennsylvania to Atlanta, Georgia. Principal on this note is due in annual installments of $50,000, with the final principal payment due on December 1, 2007. Mr. Dowd has received a discretionary bonus of $50,000 in each year in which principal has been due under this loan, which bonus has been offset against such principal payment. Interest on this note accrues at 4.66% per year. Any interest is forgiven on this note as long as Mr. Dowd is an employee of the Company. In July 2002 the Company loaned Mr. Dowd $200,000 also in connection with his job transfer. The proceeds of this loan were for the acquisition of a residence and the Company was granted a mortgage. Principal on this note is due in annual installments of $20,000, with the final principal payment due on December 1, 2012. There is no interest on this note as long as Mr. Dowd is employed by the Company. If Mr. Dowd leaves the Company’s employ for any reason other than death or retirement, or if he ceases to live in the residence, the interest rate will increase to 6% per year. In 2005, Mr. Dowd offset his discretionary bonus of $50,000 against the principal due on the first note and in January 2006 repaid $20,000 in principal and approximately $2,649 in interest on the second note. In addition, the Company forgave an aggregate of $12,623 and $4,806.82 in interest on these notes in 2004 and 2005, respectively. Since January 1, 2005, the largest amount outstanding under these notes in the aggregate was $310,000. As of March 31, 2006, $240,000 was outstanding under these notes.

The ACE Foundation is an unconsolidated not-for-profit organization which was established to strengthen the community by utilizing its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organisations that are specifically focused on clearly defined needs and problems. Two trustees of the ACE Foundation are officers of the Company and the third trustee is an independent director of the Company. The Company annually makes contributions to the ACE Foundation which are in turn used to fund charitable causes in Bermuda. At December 31, 2005 and 2004, the Company maintained a non-interest bearing demand note receivable of $39 million from the ACE Foundation. The ACE Foundation has used the related proceeds to finance investments in Bermuda real estate, three of which properties are rented to ACE employees at rates established by independent, professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the ACE Foundation, which is to become a self-funding institution. The real estate assets assist the Foundation in its endeavors to meet this goal by producing annual cash income that supports the Foundation’s charitable objectives. Evan Greenberg and Philip Bancroft have rented real estate from the ACE Foundation. Lease payments under Mr. Greenberg’s lease with the ACE Foundation are $22,000 per month. Lease payments under Mr. Bancroft’s lease with the ACE Foundation are $18,000 per month.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company believes that all directors and executive officers of the Company complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2005 except that filings for Messrs. Menikoff, Neff and Staley were late in respect of 443.36 stock units awarded in connection with an increase in directors’ compensation, and filings for Mr. Greenberg were late with respect to 100,000 options awarded in August 2003, 36 shares that he gave as a gift in October 2003 and 5,960 shares that he delivered to the Company in March 2006 to satisfy the tax liability incurred due to the vesting of restricted shares, in each case due to administrative oversights on the part of the Company.

BENEFICIAL OWNERSHIP OF ORDINARY SHARES

Directors and Officers

The following table sets forth information, as of March 31, 2006, with respect to the beneficial ownership of Ordinary Shares by Evan Greenberg, the Company’s President and Chief Executive Officer (the Company’s “CEO”), the Company’s other four most highly compensated executive officers for 2005 (the “Named Executive Officers”), each of the Company’s directors and nominees and by all directors, nominees and executive officers of the Company as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Ordinary Shares under the column “Ordinary Shares Beneficially Owned.” The Ordinary Shares listed for each director, nominee, the Company’s CEO and each Named Executive Officer constitute less than one percent of the outstanding Ordinary Shares. The Ordinary Shares beneficially owned by all directors, nominees and executive officers as a group constitute approximately 1.2% of the outstanding Ordinary Shares.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned	Ordinary Shares Subject to Option (1)	Restricted Ordinary Shares
Evan G. Greenberg (3)	148,069	406,665	183,700	(2)
Brian Duperreault (3)	606,958	1,291,666	159,400	(2)
Philip Bancroft	38,170	122,000	55,450	(2)
Gary Schmalzriedt	48,858	211,833	56,200	(2)
Brian E. Dowd	29,140	130,333	55,075	(2)
Michael G. Atieh (4) (5)	21,219	14,000	—
Mary A. Cirillo	—	—	—
Bruce L. Crockett (4) (5)	15,102	14,000	—
Robert M. Hernandez (4) (5)	49,144	14,000	—
John A. Krol (4) (5)	5,655	11,030	—
Peter Menikoff (3) (4) (5)	32,576	14,000	—
Thomas J. Neff (4) (5)	16,971	14,000	—
Robert Ripp (4) (5)	20,857	14,000	—
Dermot F. Smurfit (5)	9,959	14,000	—
Robert W. Staley (5)	21,651	14,000	—
Gary M. Stuart (4) (5)	14,721	14,000	—
All directors, nominees & executive officers as a group (18 individuals) (3) (5)	1,084,203	2,317,400	545,255	(2)

(1)	Represents Ordinary Shares which the reporting person has the right to acquire within 60 days of March 31, 2006 pursuant to options.
(2)	The reporting officer has the right to vote (but not dispose of) the Ordinary Shares listed under “Restricted Ordinary Shares.”
(3)	Messrs. Greenberg, Duperreault and Menikoff had shared power to vote and/or dispose of 3,754, 100 and 10,800, respectively, of the Ordinary Shares listed. The directors and officers have shared power to vote and/or dispose of 14,654, in the aggregate, of the shares listed as owned by the directors and officers as a group.
(4)	The amounts included under “Ordinary Shares Beneficially Owned” include certain Ordinary Shares for which the director has elected to defer receipt, together with associated dividend reinvestment accruals. The director is entitled to receive these shares upon leaving the board of directors.
(5)	These amounts do not include Ordinary Share units that have vested, restricted Ordinary Share units that will vest on May 18, 2006 or associated dividend reinvestment accruals. As described in “Director Compensation,” Ordinary Shares will be issued for the Ordinary Share units described in the immediately preceding sentence at least six months after the director’s termination from the Board. Until such Ordinary Shares are issued, the directors do not have power to vote or dispose of such shares. The number of such Ordinary Share units not included in the above table for each director is as follows: Mr. Atieh (4,982), Mr. Crockett (4,757), Mr. Hernandez (4,460), Mr. Krol (4,357), Mr. Menikoff (8,721), Mr. Neff (8,149), Mr. Ripp (4,499), Mr. Smurfit (4,346), Mr. Staley (7,690), and Mr. Stuart (4,514).

Other Beneficial Owners

The following table sets forth information regarding each person known by the Company (including corporate groups) to own of record or beneficially own more than five percent of the Company’s outstanding Ordinary Shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
AXA Financial, Inc. (1)	23,862,655	10.16%
1290 Avenue of the Americas New York, New York 10104 U.S.A.
Barclays Global Investors, NA (2)	18,168,099	5.62%
45 Fremont Street San Francisco, California 94105 U.S.A.
FMR Corp. (3)	32,200,517	9.96%
82 Devonshire Street, Boston, Massachusetts 02109 U.S.A.
Franklin Resources, Inc. (4)	21,005,790	6.50%
One Franklin Parkway San Mateo, CA 94403 U.S.A.
Wellington Management Company, LLP (5)	42,933,540	13.28%
75 State Street Boston, Massachusetts 02109 U.S.A.

(1)	As of December 31, 2005, based on a Schedule 13G/A filed by AXA Financial, Inc. (“AXA”), a parent holding company, filing jointly on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA (collectively, the “AXA Group”). According to such Schedule 13G/A, as of December 31, 2005, the AXA Group had the sole power to dispose of 23,832,621 Ordinary Shares, the shared power to dispose of 30,034 Ordinary Shares, the sole power to vote 18,833,702 Ordinary Shares and the shared power to vote 676,917 Ordinary Shares.
(2)	As of December 31, 2005, based on a Schedule 13G filed by Barclays Global Investors, NA, filing jointly on behalf of Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited (the “Barclays Group”). According to such Schedule 13G, as of December 31, 2005, the Barclays Group had the sole power to dispose of 18,168,099 Ordinary Shares and the sole power to vote 16,874,658 Ordinary Shares.
(3)	As of December 31, 2005, based on a Schedule 13G/A filed by FMR Corp., a parent holding company for itself and its specified subsidiaries and affiliates (the “FMR Group”). According to such Schedule 13G/A, as of December 31, 2005, the FMR Group had the sole power to dispose of 32,200,517 Ordinary Shares and the sole power to vote 2,873,172 Ordinary Shares.
(4)	As of December 31, 2005, based on a Schedule 13G/A filed by Franklin Resources, Inc. (“FRI”), a parent holding company for itself and its specified subsidiaries and affiliates (collectively, the “FRI Group”). According to such Schedule 13G/A, as of December 31, 2005, the FRI Group had the sole power to dispose of 20,919,292 Ordinary Shares, the sole power to vote 20,320,374 Ordinary Shares and the shared power to dispose of 86,498 Ordinary Shares.
(5)	As of December 31, 2005, based on a Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”). Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 42,933,540 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 23,758,811 shares and shared dispositive power over 42,933,540 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

EXECUTIVE COMPENSATION

The following table sets forth, in summary form, compensation earned by the Company’s CEO and by the Named Executive Officers of the Company for the periods presented.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation (5)
		Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards (2)(3)(4)	Securities Underlying Options/SARs (#)(2)
Evan G. Greenberg	2005	$1,000,000	$2,600,000	$547,984	$4,551,480	108,600	$504,000
President and Chief	2004	$1,000,000	$2,700,000	$324,591	$3,513,920	240,000	$480,000
Executive Officer	2003	$975,000	$2,000,000	$297,007	$2,613,600	180,000	$386,250
ACE Limited

Brian Duperreault	2005	$600,000	$1,300,000	$1,370,875	$2,278,560	54,300	$388,600
Chairman	2004	$1,030,000	$1,800,000	$706,250	$2,535,260	84,000	$824,200
ACE Limited	2003	$1,030,000	$4,000,000	$610,860	$5,227,200	160,000	$454,500

Philip V. Bancroft	2005	$650,000	$600,000	$248,461	$1,068,780	15,800	$181,500
Chief Financial Officer	2004	$650,000	$650,000	$259,043	$1,112,000	21,000	$197,250
ACE Limited	2003	$630,000	$625,000	$247,064	$1,001,880	30,000	$203,250

Gary Schmalzriedt	2005	$650,000	$600,000	$381,594	$1,125,180	16,600	$178,477
Chairman and Chief Executive	2004	$625,000	$675,000	$644,387	$1,200,960	22,000	$178,866
Officer, ACE Overseas General	2003	$580,000	$625,000	$1,176,267	$871,200	52,000	$151,687

Brian E. Dowd	2005	$575,000	$650,000	$229,797	$1,125,180	116,600	$162,614
Chairman and Chief Executive	2004	$525,000	$625,000	$20,984	$1,156,480	22,000	$166,010
Officer, ACE USA	2003	$500,000	$600,000	$16,989	$871,200	27,000	$132,147

(1)	Other annual compensation for the year ended December 31, 2005 includes housing allowance for Messrs. Greenberg, Duperreault, Bancroft and Schmalzriedt of $264,000, $300,000, $216,000, and $180,000, respectively; personal travel on the Company’s corporate aircraft for Messrs. Greenberg, Duperreault and Bancroft of $188,513, $890,021, and $6,920, respectively; tax gross-ups for Messrs. Greenberg, Duperreault and Schmalzriedt of $64,528, $106,565, and $170,195, respectively; and relocation allowance for Mr. Dowd of $174,792.

Other annual compensation for the year ended December 31, 2004 includes housing allowance for Messrs. Greenberg, Duperreault, Bancroft and Schmalzriedt of $214,045, $300,000, $216,000 and $296,600, respectively; personal travel on the Company’s corporate aircraft for Messrs. Greenberg, Duperreault and Bancroft of $68,028, $271,588 and $5,380, respectively; and tax gross-ups for Mr. Schmalzriedt of $328,907.

Other annual compensation for the year ended December 31, 2003 includes commuting and living expenses for Messrs. Greenberg, Duperreault, Bancroft and Schmalzriedt of $234,000, $352,000, $216,000 and $170,468, respectively; personal travel on the Company’s corporate aircraft for Messrs. Greenberg, Duperreault and Schmalzriedt of $17,956, $118,526 and $10,721, respectively; and tax gross-ups for Mr. Schmalzriedt of $859,407.

Housing allowances are provided to Messrs. Greenberg and Bancroft because these individuals are required to maintain residences in Bermuda, which are not their principal residences.

The incremental cost to the Company of personal use of corporate aircraft is calculated based on the variable operating costs to the Company, including fuel, crew travel, landing/ramp fees, catering, international handling, global data communications and proportional share of lease costs. Amounts for personal use of corporate aircraft by Messrs. Greenberg and Duperreault are included in the table, although the Board of Directors has required them to use company aircraft for all travel whenever practicable for security reasons.

The tax gross-up for 2005 for Messrs. Greenberg and Duperreault relate to taxes incurred using the corporate aircraft. The tax gross-up for 2005 for Mr. Schmalzriedt relates to taxes incurred for housing while residing in the US. The tax gross-ups for 2004 and 2003 for Mr. Schmalzriedt primarily relate to taxes while he was working in the United Kingdom, during which time he had taxes payable in multiple jurisdictions with tax years straddling different calendar years. Amounts shown do not reflect actual taxes paid by Mr. Schmalzriedt.

(2)	The Compensation Committee makes restricted stock and option awards at its February meeting which are intended as compensation for the prior year. Accordingly, this table reports restricted stock and options awards made in February 2006 as 2005 compensation, awards made in February 2005 as 2004 compensation and awards made in February 2004 as compensation for 2003.

(3)	As of December 31, 2005, the number and value of restricted Ordinary Shares held by each of the Company’s CEO and the Named Executive Officers were: Mr. Greenberg—154,000 ($8,229,760), Mr. Duperreault—192,000 ($10,260,480), Mr. Bancroft—54,750 ($2,925,840), Mr. Schmalzriedt—59,000 ($3,152,960) and Mr. Dowd—56,000 ($2,992,640). Such values were determined by multiplying the number of shares by $53.44 (the closing price of the Ordinary Shares on the NYSE on December 30, 2005). The awards made in February 2006, which are listed in the table as 2005 compensation, as described in footnote (2), are not included in the amounts specified in this footnote, because those shares were not outstanding as of December 31, 2005.

(4)	The value of the restricted shares awarded to the individuals with respect to 2005 compensation was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on the date of the grant. All such restricted shares were awarded on February 22, 2006, on which date the closing price for Ordinary Shares on the NYSE was $56.40. The value of the restricted shares awarded to the individuals with respect to 2004 compensation was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on the date of the grant. All such restricted shares were awarded on February 23, 2005, on which date the closing price for Ordinary Shares on the NYSE was $44.48. The value of the restricted shares awarded to the individuals with respect to 2003 compensation was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on the date of the grant. All such restricted shares were awarded on February 25, 2004, on which date the closing price for Ordinary Shares on the NYSE was $43.56. The number of restricted Ordinary Shares awarded to each of the CEO and the Named Executive Officers with respect to each of these fiscal years was:

Name	Fiscal 2005	Fiscal 2004	Fiscal 2003
Evan G. Greenberg —regular award —performance based award	60,500 20,200	56,000 23,000	60,000 —
Brian Duperreault —regular award —performance based award	30,300 10,100	34,000 23,000	120,000 —
Philip V. Bancroft —regular award —performance based award	14,200 4,750	25,000 —	23,000 —
Gary Schmalzriedt —regular award —performance based award	14,950 5,000	27,000 —	20,000 —
Brian E. Dowd —regular award —performance based award	14,950 5,000	26,000 —	20,000 —

With respect to fiscal 2005, 25% of the total number of restricted Ordinary Shares granted to each of the Company’s CEO and the Named Executive Officers were performance based restricted shares and, with respect to fiscal 2004, 23,000 of the restricted Ordinary Shares granted to each of Messrs. Greenberg and Duperreault were performance based restricted shares. The restrictions on performance based restricted shares are eligible to lapse with respect to one-quarter of each such award on each of the first, second, third and fourth anniversary date of the awards, but only if the Company achieves growth in tangible book value per share at least equal to the median growth in tangible book value per share for the Standard & Poor’s Property-Casualty Insurance Index as measured in one-year performance periods during the four-year vesting period. If a tranche of these performance based restricted shares does not vest at the first opportunity as a result of the performance target not being met, it may vest in a subsequent year if cumulative tangible book value per share growth is at or above the performance target over a revised performance period. The revised performance period is measured from the start of the year in which the award was first eligible to vest through the end of the subsequent year (or years, if the revised goal is missed). If the required performance target for any tranche of these performance based restricted shares is not met by the fourth anniversary date of the award, such restricted shares will be forfeited. With respect to all other restricted Ordinary Shares awarded to the Company’s CEO and the Named Executive Officers with respect to 2005, 2004 and 2003 compensation, the restrictions with respect to one-quarter of the Ordinary Shares lapse on each of the first, second, third and fourth anniversaries of the date of the awards. During the restricted period, the executive officers are entitled to vote the Ordinary Shares and receive dividends.

(5)	All other compensation represents contributions by the Company to defined contribution plans on behalf of the named individuals for the above amounts. The amount for 2005 includes the Company’s discretionary matching contribution for 2005 which has been calculated and is being paid in April 2006. The amounts for 2004 and 2003 include the Company’s discretionary matching contributions for 2004 and 2003 which were paid in April 2005 and April 2004, respectively.

Option Grants Awarded During 2005

The following table sets forth information concerning awards of stock options made to the Company’s CEO and to the Named Executive Officers during the calendar year ended December 31, 2005.

	Number of Options Awarded		Percent of Total Options Awarded to Employees in 2005	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name						5%	10%
Evan G. Greenberg	140,000	(1)	8.72%	$44.48	February 23, 2015	$3,916,253	$9,924,553
Brian Duperreault	84,000	(1)	5.23%	$44.48	February 23, 2015	$2,349,752	$5,954,732
Philip V. Bancroft	21,000	(1)	1.31%	$44.48	February 23, 2015	$587,438	$1,488,683
Gary Schmalzriedt	22,000	(1)	1.37%	$44.48	February 23, 2015	$615,411	$1,559,573
Brian E. Dowd	22,000	(1)	1.37%	$44.48	February 23, 2015	$615,411	$1,559,573

(1)	Options vest on the first, second and third anniversaries of the grant.

2006 Option Grants with Respect to 2005

The following table sets forth information concerning awards of stock options made to the Company’s CEO and to the Named Executive Officers in February 2006, as compensation for the year ended December 31, 2005.

	Number of Options Awarded		Percent of Total Options Awarded to Employees in 2006 with Respect to 2005	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name						5%	10%
Evan G. Greenberg	108,600	(1)	7.47%	$56.40	February 22, 2016	$3,852,005	$9,761,736
Brian Duperreault	54,300	(1)	3.74%	$56.40	February 22, 2016	$1,926,002	$4,880,868
Philip V. Bancroft	15,800	(1)	1.09%	$56.40	February 22, 2016	$560,421	$1,420,216
Gary Schmalzriedt	16,600	(1)	1.14%	$56.40	February 22, 2016	$588,796	$1,492,125
Brian E. Dowd	116,600	(2)	8.02%	$56.40	February 22, 2016	$4,135,762	$10,480,833

(1)	Options vest on the first, second and third anniversaries of the grant.
(2)	16,600 options vest on the first, second and third anniversaries of the grant; 100,000 options vest on February 22, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises, the number of unexercised stock options outstanding at December 31, 2005, and the value of any unexercised in-the-money stock options outstanding at such time, held by the Company’s CEO and the Named Executive Officers. There were no stock appreciation rights outstanding at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Evan G. Greenberg	—	—	299,999/510,001	$5,464,388/$8,413,512
Brian Duperreault	360,000	$7,651,206	906,666/494,334	$18,246,630/$7,549,715
Philip V. Bancroft	—	—	88,333/ 57,667	$1,635,675/$ 816,935
Gary Schmalzriedt	—	—	179,500/ 71,000	$3,118,975/$ 991,980
Brian E. Dowd	—	—	104,666/ 99,334	$1,791,864/$1,093,431

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors has responsibility for determining the compensation of the Company’s executive officers. None of the members of the Compensation Committee is an officer or employee of the Company. No officer or employee of the Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

Employment Arrangements

The following is intended to be a summary of the terms of the employment agreements entered into between the Company and the executive officers named below.

Mr. Greenberg is employed by the Company pursuant to an offer letter dated October 29, 2001 that provided for an annual salary of $800,000 per year and a living allowance of $100,000 per year, with an annual discretionary bonus. Mr. Greenberg’s current base salary plus living allowance is $1,000,000 per year. Mr. Greenberg was granted a sign-on long-term incentive bonus of 25,000 shares of restricted stock vesting over four years and 100,000 options vesting over three years. The offer letter also provided for customary executive benefits such as participation in the Company’s current benefit plans, a housing allowance, a car loan and allowance and a club membership.

Mr. Duperreault is employed by the Company pursuant to an agreement dated as of October 1, 1994 that provided for a base salary of $550,000 per year, subject to increase. Mr. Duperreault’s current annual base salary plus living allowance is $600,000. The agreement also provides for an annual discretionary bonus. Mr. Duperreault is also eligible to participate in the Company’s benefit plans. Pursuant to an Option and Restricted Share Agreement and Plan entered into in connection with Mr. Duperreault’s employment agreement, Mr. Duperreault was awarded 300,000 restricted shares and options to purchase 900,000 Ordinary Shares at $7.542 per Ordinary Share (each as adjusted to give effect to the stock split). All of the aforementioned shares of restricted stock have vested and all of the aforementioned options have been exercised. The agreement also provides Mr. Duperreault with customary executive benefits, including participation in the Company’s retirement plan, the Company’s supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company’s other senior executives. The agreement is now subject to automatic one-year renewals unless notice of non-renewal is provided by the Company’s Board of Directors. In addition, if, following a change in control, Mr. Duperreault’s employment is terminated without cause, his salary and benefits will continue for 12 months and he will be entitled to any previously awarded but unpaid bonus and a bonus for any uncompleted fiscal year based upon the bonus for the last completed fiscal year and the number of days in the then current fiscal year in which he was employed. Pursuant to the agreement, Mr. Duperreault has agreed not to engage in any activity in Bermuda or the Cayman Islands for a period of 12 months following termination of his employment with the Company that would compete with any business being conducted by the Company or its subsidiaries, or which was actively being developed by the Company or its subsidiaries during the term of Mr. Duperreault’s employment.

A “change in control” under Mr. Duperreault’s employment agreement is generally deemed to occur when: (i) any person becomes the beneficial owner of 50% or more of the voting stock of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company.

Mr. Bancroft is employed by the Company pursuant to an offer letter dated November 2, 2001 that provided for an annual salary of $600,000 per year, with an annual discretionary bonus. Mr. Bancroft’s current annual base salary is $670,000. Mr. Bancroft was granted a sign-on long-term incentive bonus of 15,000 shares of restricted stock vesting over four years and 45,000 options vesting over three years. The offer letter also provided for customary executive benefits such as participation in the Company’s current benefit plans, a housing allowance, a car loan and allowance and a club membership. In addition, the Company has entered into a severance agreement with Mr. Bancroft which provides severance benefits to Mr. Bancroft in the event that (i) the Company involuntarily terminates Mr. Bancroft’s employment for other than cause, death or disability; (ii) Mr. Bancroft resigns voluntarily due to a significant reduction in his responsibilities, compensation or a Company required relocation; (iii) a change in control occurs and Mr. Bancroft’s employment is involuntarily or voluntarily terminated as described above within 6 months prior or 24 months after the change in control; or (iv) Mr. Bancroft’s employment is involuntarily or voluntarily terminated as described above during a threatened change in control. Under these circumstances, Mr. Bancroft will be entitled to receive his current salary, and to participate in Company benefit plans, for 24 months. Restricted stock and options held by Mr. Bancroft at the time of such termination will continue to vest in accordance with the vesting schedule of the plan under which the award was made for 24 months following termination of employment, unless Mr. Bancroft commences new employment prior to the end of the 24 month period, in which case continued vesting shall cease on the date of his new employment. If tax counsel determines that the benefits under the severance agreement are excess parachute payments under the Internal Revenue Code generating excise tax liability, in some circumstances the benefits payable to Mr. Bancroft under the severance agreement will be reduced. Mr. Bancroft has agreed that while he is employed at the Company and for two years following his termination of employment, he will not attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company. If he breaches this agreement, the compensation and benefits to him shall cease.

A “change in control” under Mr. Bancroft’s employment and severance agreements is generally deemed to occur when: (i) any person becomes the beneficial owner of 50% or more of the outstanding shares of the Company or 50% or more of the voting securities of the Company; (ii) the shareholders of the Company approve (and governmental consent is obtained, if necessary, for) a reorganization, merger, consolidation, compete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (unless the shareholders immediately prior to such transaction continue to represent at least 50% of the outstanding common stock of the Company or the surviving entity or parent or affiliate immediately after such transaction); or (iii) a majority of the Board consists of persons other than directors in office on the effective date of the agreement (such directors being the Incumbent Board); provided that any person becoming a director after the effective date of the agreement whose election or nomination was approved by at least a majority of the Incumbent Board shall be considered to be part of the Incumbent Board. A resignation with “good reason” under Mr. Bancroft’s employment and severance agreements means a resignation due to: (i) a significant reduction of the employee’s responsibilities, title or status resulting from a formal change in such title or status or from the assignment to the employee of any duties inconsistent with his title, duties or responsibilities; or (ii) a reduction in the employee’s compensation or benefits.

Severance Plan

The Company has adopted the ACE Limited Executive Severance Plan (the “Severance Plan”). At the present time, Evan Greenberg, the Company’s CEO, is the only participant in the Severance Plan, although in the future other senior officers designated by the Company’s CEO and approved by the Compensation Committee may be invited to participate. Under the Severance Plan, if a participant’s employment is terminated by the Company without cause, the participant will receive a lump sum cash payment equal to 200%, in the case of the Chief Executive Officer, and 100%, in the case of any other participant, of such officer’s current annual base salary and average of the bonuses paid for the prior three years. In addition, when employment is terminated without cause, the Severance Plan provides for (i) continued vesting of equity-based compensation for two years, in the case of the Chief Executive Officer, and one year, in the case of any other participant; (ii) continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and (iii) continuation of health coverage for 24 months for the Chief Executive Officer and 12 months for any other participant. In the event of a change in control, all equity-based compensation held by a participant in the Severance Plan will immediately vest. In addition, if the participant’s employment is terminated by the Company without cause or by the participant for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, the Severance Plan provides for (i) a lump sum cash payment equal to 299%, in the case of Chief Executive Officer, and 200%, in the case of any other participant, of the sum of the current annual base salary and average of the bonuses paid to the participant for the prior three years; (ii) continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and (iii) continuation of health coverage for 36 months for the Chief Executive Officer and 24 months for any other participant. All participants in the Severance Plan are required to sign a waiver and release to receive benefits and must agree to a 12-month non-competition period as well as an agreement not to solicit clients, customers or employees for specified periods ranging between 12 and 24 months.

A “change in control” under the Severance Plan is generally deemed to occur in circumstances which are comparable to those described above with respect to Mr. Duperreault’s employment agreement. A termination by the participant for “good reason” is generally deemed to occur if within 60 days prior to the separation date and without the participant’s consent, there is (i) a material adverse diminution of the participant’s titles, authority, duties or responsibilities; (ii) a reduction in the participant’s base salary or annual bonus opportunity; or (iii) a failure by the Company to obtain the assumption in writing of its obligations under the Severance Plan by the Company’s successor in a change in control transaction.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers. These agreements are in furtherance of the Company’s Articles of Association which require the Company to indemnify its directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer of the Company or is or was a director, officer, employee or agent of another entity at the request of the Company or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent that the Company maintains general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any Company director or officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of independent, non-management directors. The Committee oversees the development and implementation of the Company’s compensation policy. The Compensation Committee sets the compensation for the Chief Executive Officer and the Chairman and reviews recommendations with respect to the compensation of the other executive officers of the Company. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company’s shareholders.

The Company’s compensation program is structured to support the human resource requirements of its business. The Company seeks to attract and retain qualified executives who are honest, creative, motivated and dedicated. With respect to its executive officers, the Company competes with property and casualty insurers, specialty insurers, and financial companies worldwide, although primarily with companies based in North America. The Committee is aware of the unique circumstances which relate to the attraction and retention of superior executives in Bermuda, and attempts to create and administer a compensation program to achieve that result, while at the same time implementing integrated compensation principles for its employees, worldwide, that also reflect local market requirements.

Each executive’s total compensation is generally composed of three components: base salary, annual cash incentive compensation awards, and long-term incentive compensation awards. The mix of an officer’s total compensation is generally based upon the level of the officer’s position, with more senior officers receiving a greater percentage of their total compensation in the form of incentive compensation awards such as cash bonuses and restricted stock and options, and a lesser percentage in the form of fixed annual base salary.

The Committee reviews salary and incentive compensation awards annually for competitiveness and fairness. The Committee determines compensation by reference to compensation levels for comparable positions at comparable companies, as well as consideration of relative performance. The Committee targets salary to be positioned at the median of its peer group. Actual salary may be above or below such level based on individual evaluations. The Committee uses combined short-term and long-term incentive compensation to provide the opportunity for employees of the Company to receive total direct compensation (i.e. the combination of base salary plus short and long-term incentives) that approximates the 75th percentile of the peer group if they consistently demonstrate exceptional performance, if their business unit exceeds its targets and if the Company, overall, demonstrates exceptional performance. Total cash compensation may be above or below such level based on individual performance, including each executive’s contribution to the advancement of long-term corporate goals, and business unit and overall corporate performance during the prior fiscal year, including the Company’s competitive position.

The Committee uses cash bonuses as an annual incentive compensation tool. The bonus component of annual compensation provides a timely link between recent Company performance and compensation, allowing the Committee to adjust annual compensation to reflect the Company’s financial performance during the prior calendar year as well as the performance of individual executives.

The Committee uses long-term incentive awards in the form of equity as both a timely link between prior calendar year’s performance and a forward-looking vehicle for retention.

In creating compensation packages based on 2005 performance, the Committee reviewed both the Company’s achievements and challenges in 2005. The Committee noted the growth in net earned premiums, underwriting income, investment income and book value, while at the same time taking into account the third and fourth quarter losses from the record natural catastrophes that occurred during 2005. The Committee compared the compensation of its executives to the compensation of executives at other companies within the Company’s competitive peer group. The Committee also considered total returns to shareholders in the context of the returns achieved by the Standard & Poor’s Property-Casualty Insurance Index, taking into account that the

Company has outperformed this index over the past six years, as shown on the “Performance Graph” which appears later in this proxy statement. For each operating unit, the available incentive pool was based on a blend of overall Company performance and operating unit performance, with Company performance weighted at 25% and the specific operating unit performance weighted at 75%. In assessing operating unit performance, the Committee relied on several performance indicators, including combined ratio, after tax operating income and premium growth. The Committee evaluated these various factors in light of market conditions for the operating unit, performance relative to established goals, and other relevant information pertaining to the overall context of the unit’s performance.

The Company’s Chief Executive Officer makes recommendations for the compensation of each senior executive officer, other than himself or the Chairman. The Committee reviews these recommendations and the relevant data and then approves or disapproves, as appropriate, the compensation package for each senior executive. The Committee meets separately to evaluate the performance of the Company’s Chief Executive Officer and executive Chairman of the Board and to determine their respective compensation.

The Company hired Mercer Human Resources Consulting, an independent consulting firm which is a subsidiary of Marsh & McLennan Companies, Inc., as it has in previous years, to assist the Committee by accumulating compensation and performance data from a peer group of companies that the Committee considers comparable to it. In addition, the Committee directly retained Frederic W. Cook & Co., Inc., also an independent consulting firm, to assist it with respect to the compensation of the Chief Executive Officer and the executive Chairman of the Board, and to advise the Committee regarding current trends in executive compensation practices in general.

The Company has established long-term incentive plans which use equity awards to create incentives for employees to enhance the long-term value of the Company and its competitive position. An additional goal of the long-term incentive plans is to increase officer ownership of Company shares, thereby aligning executives’ interests with long-term shareholder interests. The Company has established and annually reviews and communicates stock ownership guidelines for its officers. The guidelines set stock ownership goals as a multiple of annual base salary, ranging from stock ownership equal in value to annual salary for vice president positions, to four times salary for senior executive officers and seven times salary for the Chief Executive Officer. Newly promoted officers and new hires have seven years to comply with these ownership guidelines.

While the Company’s long-term incentive plans provide for a range of types of awards, the Committee has generally made awards in the form of stock options and/or restricted stock. Starting with 2003 compensation, the Committee shifted the pay mix of employees, including senior executives, to place greater weight on restricted shares and less on stock options to better align their interests with those of the shareholders and reduce potential future dilution as compared to conventional stock options. Total equity awarded in February 2006 for 2005 performance equaled less than 1% of total shares outstanding, down from the prior year award of approximately 1.14% of total shares outstanding. The Committee believes that restricted stock awards, particularly those with delayed vesting, are important in helping to retain high caliber executives in a competitive labor market. However, the Committee has continued to make options a part of the Company’s long-term compensation package because the Committee believes options are a valuable incentive tool, providing compensation only if stock price increases.

In 2005, the Committee instituted performance criteria for a portion of the restricted stock awards granted to the Chief Executive Officer and the Chairman to tie such awards to specified performance targets, namely growth in tangible book value per share. In 2006, the Committee extended the scope of its performance based restricted stock award program to include a portion of the equity for four additional senior executives. These additional participants include the Chief Executive Officer of ACE INA, the Chief Executive Officer of ACE Tempest Re, and the General Counsel and Chief Financial Officer of the Company.

The Committee also retained the services of an outside law firm, Vedder Price, to assist in the development of a Senior Executive Severance Plan that would initially apply to the Chief Executive Officer and may apply to a select group of other senior officers who are nominated by the Compensation Committee for participation in the Plan. Going forward, the terms of this Plan would apply to newly hired senior officers if such individuals are nominated for participation in the Plan and such individuals agree to participate.

Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to the Company’s Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as “performance based compensation.” Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. The limit has no direct application to the Company, because the Company is not subject to U.S. income taxes. However, if a U.S. subsidiary has an employee who is among the five most highly compensated officers that subsidiary’s deduction will be subject to this limit.

Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

In determining Mr. Greenberg’s and Mr. Duperreault’s annual and long-term incentive awards and adjustment to salary, the Committee reviewed, among other things, data provided by Mercer Human Resources Consulting on the compensation of the Company’s peer group and the Company’s financial performance and return provided to shareholders relative to those companies and received guidance from Frederic W. Cook & Co., Inc. In particular, this year the Committee took into account the impact of the third and fourth quarter natural catastrophes, their financial impact on the Company relative to peer competitors, and total shareholder return.

Based on strong leadership and on the continued growth in the Company’s book value, the Committee believes that Mr. Greenberg continued to make substantial contributions to the Company’s long-term financial strength in his role as Chief Executive Officer and recognized those contributions by awarding him long-term compensation at the upper end of the range of prior year comparable compensation based on the data provided by the Company’s compensation consultants, awarding him 80,700 shares of restricted stock in February 2006, as compensation for 2005, compared to 79,000 shares of restricted stock for the previous year. The restricted stock award was divided into two components, with 60,500 restricted shares subject to traditional vesting over four years and with 20,200 subject to the satisfaction of the growth in tangible book value per share performance criteria to be met over the four-year vesting period. The Committee also awarded Mr. Greenberg 108,600 options in February 2006, as compensation for 2005, compared to 140,000 options as compensation for 2004.

The Committee maintained Mr. Greenberg’s annual salary at $1,000,000 for the 2006 fiscal year.

The Committee believes that providing variable compensation in the form of bonuses is an important tool to reward an individual based on performance on a year-to-year basis, while providing an attractive compensation package designed to encourage retention of a valuable employee. The Committee awarded a $2,600,000 bonus for 2005 to Mr. Greenberg, compared to $2,700,000 in the previous year, in recognition of his contributions to the Company’s performance but also recognizing the financial impact of losses due to third and fourth quarter natural catastrophes.

Continuing to reflect the fact that Mr. Duperreault’s responsibilities to the Company have decreased by virtue of the fact that he is no longer Chief Executive Officer of the Company, the Committee generally reduced Mr. Duperreault’s compensation in line with his current role. For example, the Committee awarded Mr. Duperreault 40,400 shares of restricted stock in February 2006, as compensation for 2005, compared to 57,000 shares of restricted stock for the previous year. The restricted stock award was divided into two components, with 30,300 restricted shares subject to traditional vesting over four years and with 10,100 subject to the satisfaction of the growth in tangible book value per share performance criteria to be met over the four-year vesting period. The Committee also awarded Mr. Duperreault 54,300 options in February 2006, as compensation for 2005, compared to 84,000 options as compensation for 2004.

The Committee maintained Mr. Duperreault’s annual salary at $600,000 for the 2006 fiscal year.

The Committee reduced Mr. Duperreault’s annual salary to $600,000 for the 2005 fiscal year from $1,030,000 for the 2004 fiscal year to reflect the fact that he is no longer serving as chief executive officer.

The Committee awarded Mr. Duperreault a $1,300,000 bonus for 2005, compared to $1,800,000 in the previous year, in recognition of his contributions to the Company’s performance, but also recognizing the financial impact of the losses due to natural catastrophes occurring in 2005.

The foregoing report has been approved by all members of the Committee.

John A. Krol, Chairman

Robert M. Hernandez

Thomas J. Neff

Dermot F. Smurfit

AUDIT COMMITTEE REPORT

The Audit Committee consists of six members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the New York Stock Exchange listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to the rules and regulations of the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. At December 31, 2005, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting is effective as of December 31, 2005. The Company’s management also prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audit the Company’s year-end financial statements and review interim financial statements. PwC audited the consolidated financial statements of the Company included in the annual report on Form 10-K and has issued an attestation report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2005. This report expresses unqualified opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, the independent registered public accounting firm and other advisors.

The Audit Committee participated in four regularly scheduled meetings, one training session and 12 telephonic meetings during the year ended December 31, 2005. At each of the four regularly scheduled meetings, the Audit Committee met with management, the internal auditors to review, among other matters, the overall scope and plans for the internal audits and the results of such audits, the Company’s independent registered public accounting firm to review, among other matters, the overall scope and plans for the independent audits, the results of such audits and critical accounting estimates and policies, internal and external independent actuaries to review, among other things, the Company’s loss reserves, the Company’s General Counsel and Chief Ethics Officer to review, among other things, compliance with the Company’s conflict of interest and ethics policies and the Company’s code of conduct, and the Chief Actuary to review, among other matters, risk accumulation information. Also at each of the four regularly scheduled meetings, the Audit Committee met in executive session (i.e., without management present) with representatives of the Company’s independent registered public accounting firm and also with the Company’s Chief Internal Audit Officer, in each case to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting. The Audit Committee also regularly met in separate executive sessions with the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel. Specific meetings, or portions thereof, were set aside for ongoing training of Audit Committee members. At the regularly scheduled February meeting and subsequent conference call in early March the annual financial statements including Management’s Discussion and Analysis were reviewed and discussed with management and the independent registered public accounting firm. Also discussed at each of the quarterly meetings was the Company’s continuing progress in sustaining Sarbanes-Oxley requirements.

The Audit Committee also had four telephonic meetings with management and the Company’s independent registered public accounting firm at which the Company’s quarterly financial results were reviewed in advance of their public release. The committee also had a meeting in 2005 devoted to understanding important matters relevant to insurance loss reserving and reserving for uncollectible reinsurance.

In 2004 the Company received subpoenas from the office of the New York Attorney General (the “NYAG”), the Securities and Exchange Commission and from other state attorneys general in connection with investigations of certain insurance industry practices. The Company conducted its own internal investigation that encompasses the subjects raised by the NYAG and other state attorneys general. The Company’s external counsel conducting the internal investigation reports to management and directly to the Audit Committee. To advise it in connection with these matters, the Audit Committee retained special outside counsel. In addition to the meetings described above, the Audit Committee had 27 telephonic conferences with external and special counsel, in order to receive and discuss reports and updates on the internal investigation and to provide direction and guidance for such investigation, and with management to discuss the Company’s restatement of the Company’s financial statements. The Company’s internal investigation was concluded in 2005.

The Audit Committee has also discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). These discussions included (a) the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting, (b) methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, of which there were none, the basis for management’s accounting estimates, and disclosures in the financial statements. The Audit Committee also reviewed all other material written communications between PwC and management.

The Audit Committee has discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the communication required by Independence Standard Board’s Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2005 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

The foregoing report has been approved by all members of the Audit Committee.

Robert W. Staley, Chairman

Michael G. Atieh

Bruce L. Crockett

Peter Menikoff

Robert Ripp

Gary M. Stuart

PERFORMANCE GRAPH

Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company’s Ordinary Shares from December 31, 2000 through December 31, 2005 as compared to the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Property-Casualty Insurance Index. The chart depicts the value on December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 of a $100 investment made on December 31, 2000, with all dividends reinvested.

APPROVAL OF AMENDMENT TO THE ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

(Item B on Proxy Card)

A proposal will be presented at the Annual General Meeting to approve the Second Amendment to the ACE Limited Employee Stock Purchase Plan (the “ESPP”). The ESPP was adopted by the Board of Directors effective July 28, 1995, subject to shareholder approval. Shareholders approved the ESPP on February 9, 1996. The Board of Directors subsequently adopted the First Amendment of the ESPP in June, 2000. The Second Amendment of the ESPP, if approved by shareholders, will increase the number of Ordinary Shares available for issuance under the ESPP by 1,500,000 shares, which shares shall be in addition to the 1,500,000 (as adjusted to give effect to the stock split in March, 1998) Ordinary Shares previously reserved under the ESPP. As of March 31, 2006, no Ordinary Shares remained available for issuance under the ESPP. The approval of the Second Amendment will bring the total number of Ordinary Shares remaining available for issuance under the ESPP to approximately 1,500,000. In addition to increasing the number of Ordinary Shares available for issuance, the Second Amendment makes clarifying and technical changes to certain defined terms and other provisions in the ESPP. A summary of the material provisions of the ESPP, as amended through the Second Amendment, is set forth below. A copy of the Second Amendment to the ESPP is set forth below as Exhibit B, and a copy of the ESPP, as amended through the Second Amendment, is set forth in Exhibit C.

The ESPP is a broad-based plan that gives eligible employees of the Company and its subsidiaries, who elect to participate, the right to purchase Ordinary Shares of the Company using amounts deducted from their pay during consecutive “Subscription Periods.” The ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (the “Code”), and therefore offers favorable tax treatment for certain purchases of Ordinary Shares made pursuant to the ESPP (see “United States Income Tax Considerations,” below).

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions.

Because the Board of Directors believes it is important for the employees of the Company and its subsidiaries to have an equity interest in the Company, the Board of Directors has approved the Second Amendment to the ESPP, and is recommending it to shareholders for approval, so that the ESPP can continue to operate.

General

The ESPP is administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee to serve as the committee administering the ESPP. The Compensation Committee has the authority to manage and control the operation and administration of the ESPP, including the authority to interpret the ESPP and to establish, amend and rescind rules and regulations relating to the ESPP. Except to the extent prohibited by the provisions of Rule 16b-3 pursuant to the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the ESPP to any person or persons selected by it. Any such allocation or delegation may be revoked by the Compensation Committee at any time.

If the Second Amendment to the ESPP is approved, the maximum number of shares of Ordinary Shares permitted to be sold under the ESPP will be 3,000,000, of which 1,500,000 already have been sold, with an additional 1,500,000 available for future sale. The Ordinary Shares with respect to which awards may be made under the ESPP shall be:

•	shares currently authorized but unissued;

•	shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares to be so acquired (as determined by any executive officer of the Company).

Subject to the requirements of section 423 of the Code, the Compensation Committee shall adjust the number of shares available under the ESPP for any subdivision or consolidation of shares or recapitalization or any other increase or reduction of the number of Ordinary Shares outstanding that is effected without receiving compensation therefor in money, services or property.

If the shareholders of the Company receive any shares of stock or other securities or property pursuant to any reorganization, merger, consolidation or plan of exchange with another corporation, or if the Company distributes securities of another corporation to its shareholders, then, subject to the requirements of section 423 of the Code, an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares shall be substituted for the shares subject to outstanding rights to purchase Ordinary Shares under the ESPP.

Except as otherwise permitted under Code section 424 and Rule 16b-3 pursuant to the Exchange Act, neither the amount of any payroll deductions made with respect to a participant’s compensation nor any participant’s rights to purchase shares of Ordinary Shares under the ESPP may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the participant, the rights provided to the participant under the ESPP may be exercised only by him.

The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended or qualified under Section 401(a) of the Code.

Duration, Amendment and Termination

The ESPP shall be unlimited in duration unless it is terminated pursuant to the provisions of the ESPP, which provide that the Board may amend or terminate the ESPP at any time. With limited exceptions specified in the ESPP, no amendment or termination of the ESPP may adversely affect the rights of a participant with respect to shares that have been purchased before such amendment is adopted by the Board.

Eligibility

All employees of the Employers (meaning the Company and each of its subsidiaries which, with the consent of the Company, adopts the ESPP for the benefit of its eligible employees) who have been employed for more than 500 hours and for longer than six months, and whose customary employment is greater than 20 hours per week and more than 5 months in any calendar year, are eligible to participate in the ESPP. However, only those individuals employed by the Employers on the first day of a Subscription Period (defined below) may participate in the ESPP during that Subscription Period. In addition, certain restrictions apply to employees who own, or who would own upon the exercise of any rights extended under the ESPP and the exercise of any other options (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of Ordinary Shares of the Company or of any parent or subsidiary corporation. Certain restrictions also apply to employees whose rights to purchase Ordinary Shares under all employee stock purchase programs the Employers maintain would accrue at a rate that exceeds $25,000 of fair market value (determined at the time the purchase rights are granted) for each calendar year in which the purchase rights are outstanding. As of March 31, 2006, the Company and its subsidiaries had approximately 9,000 employees eligible to participate in the ESPP.

Participation

The ESPP gives participants the right to purchase Ordinary Shares using amounts deducted from their pay during consecutive “Subscription Periods.” The Compensation Committee, with the approval of the Board, has established six-month Subscription Periods that begin on January 1 and July 1 of each year. The Compensation Committee has the authority to change the length and/or frequency of the Subscription Periods, but the periods may not extend beyond one year.

Eligible employees can become participants in the ESPP for any Subscription Period by filing a written payroll deduction authorization (referred to as a “Subscription Agreement” or an “Enrollment Form”) with the Compensation Committee. The Subscription Agreements authorize payroll deductions from the employees’ pay for contributions to the ESPP for that Subscription Period.

When participants file Subscription Agreements, their participation in the ESPP generally begins on the first day of the Subscription Period to which their Subscription Agreements relate and continues until the end of the Subscription Period or, if earlier, until the participants elect to terminate participation as described below or until the ESPP is terminated. At the time participation begins for a Subscription Period, participants are granted an “option” to purchase Ordinary Shares on the Exercise Date (as defined below) for that Subscription Period. The amount of Ordinary Shares to be purchased is determined based on the accumulated payroll deductions and the purchase price applicable to the option, as discussed below. The participants have no interest in Ordinary Shares covered by the subscription agreement until the shares are delivered. Neither the ESPP nor any contract in connection with the ESPP gives any person a right to a lien on the funds deducted from participants’ pay pursuant to the ESPP.

Payroll Deductions

At the time participants file Subscription Agreements, they elect to have payroll deductions made on each pay day during the applicable Subscription Period. Participants may choose a reduction of either a full percentage of their Compensation (as defined below) or a specified whole dollar amount. Whether they elect a dollar amount or a percentage, the total amount of the payroll deductions for the Subscription Period cannot exceed 10% of their Compensation for that Subscription Period. “Compensation” means salary, except that if a participant does not receive salary, Compensation is based on such other amount of basic compensation as determined by the Compensation Committee. Participants do not earn interest on amounts deducted from their paychecks, and, prior to the time they are used to buy Ordinary Shares under the ESPP, the funds are available for general use by the Employers and may be subject to the claims of the Employers’ creditors.

After the Subscription Period begins, participants may not increase or decrease the rate of their payroll deductions for that Subscription Period, unless their participation terminates, as described below. Automatic changes to deductions (including a reduction to zero) may be made to ensure that the ESPP complies with the requirements of section 423 of the Code.

Termination of Participation

Participants may discontinue participation in the ESPP for any Subscription Period. If a participant chooses to terminate participation, the total amount that has been deducted during that Subscription Period will be returned, without interest (to the extent the amount has not been used to exercise options under the ESPP). If deductions are withdrawn, the option for that Subscription Period will be terminated and no further payroll deductions will be made for that Subscription Period.

If a participant’s employment with the Employers terminates, the total amount that has been deducted during that Subscription Period will be returned, without interest (to the extent the amount has not been used to exercise options under the ESPP), and the option will be terminated.

Purchase of Ordinary Shares

The amounts that have been deducted from participants’ paychecks during a Subscription Period will be used on the “Exercise Date” to purchase full shares of Ordinary Shares. An Exercise Date is generally the last trading day of a Subscription Period. The number of shares purchased will be equal to the total amount, as of the Exercise Date, that has been deducted from the participants’ paychecks for that Subscription Period, divided by the Purchase Price, rounded down to the next full share. The “Purchase Price” is 85% of the lower of (1) the fair market value of an Ordinary Share on the first day of the Subscription Period, or (2) the fair market value of an Ordinary Share on the Exercise Date. The closing price with respect to an Ordinary Share on March 31, 2006 was $52.01 per share. In no event shall the Purchase Price be less than the par value of the an Ordinary Share. Limitations may apply with respect to the amount and value of an Ordinary Share that a participant may purchase under the ESPP for any Subscription Period. No participant may purchase more than $25,000 in value of Ordinary Shares under the ESPP (and any other employee stock purchase plan) in any calendar year.

If participants decide they do not wish to purchase Ordinary Shares during a Subscription Period, they may notify the Company prior to the Exercise Date (or at such other time as the Compensation Committee may establish) that they elect not to purchase the Ordinary Shares which they are entitled to purchase. To the extent the amounts deducted from participants’ paychecks are not used to purchase full Ordinary Shares, those amounts shall be returned without interest. The options shall expire on the last day of the Subscription Period.

Withholding

Participants are responsible for paying any withholding taxes applicable to purchases of Ordinary Shares under the Plan. They must make provision for these taxes at the time the options are exercised or at the time they dispose of the Ordinary Shares acquired under the Plan. The Company may withhold any required amounts from participants’ compensation.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply with respect to purchases under the ESPP by participants who are subject to U.S. income tax. This discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the ESPP. Participants may also be subject to foreign, state and/or local taxes in connection with purchases under the ESPP, which could differ significantly from U.S. federal tax consequences. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax aspects of purchases to their personal circumstances.

The ESPP is intended to qualify under section 423 of the Code. Under this section, a participant will not be required to recognize taxable income at the time shares are purchased under the ESPP. The participant may, however, become liable for tax upon the disposition of the Ordinary Shares acquired, as described below.

In the event that shares acquired pursuant to the ESPP are not sold or disposed of (including by way of gift) prior to two years after the first day of a Subscription Period or one year after the relevant Exercise Date, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the date of grant over an amount equal to what the purchase price would have been if it had been computed as of the date of the grant, will be treated as ordinary income to the participant. Any further gain on disposition will be treated as long-term capital gain and any loss will be treated as a capital loss.

In the event the participant sells or disposes of the shares before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as a capital gain and will be treated as a long-term capital gain if the shares have been held for more than one year. If the shares are sold for less than their fair market value on the Exercise Date, the participant may recognize a capital loss equal to the difference between the sales price and the value of the shares on the Exercise Date.

The Company is not currently subject to U.S. corporate income taxes. However, if a sale or disposition is made before the expiration of the holding periods described above by a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction for its taxable year in which such sale or disposition occurs equal to the amount of income includible in the participant’s gross income as ordinary income.

Ordinary Share Issuances

The following table sets forth shares purchased pursuant to the ESPP for the fiscal year ended December 31, 2005 by the Company’s CEO and each of the Named Executive Officers that participated in the ESPP in 2005 and by the various indicated groups, together with the weighted average purchase price paid per share:

Name	Number of Purchased Shares	Weighted Average Purchase Price
Brian Duperreault	590	$35.74
Brian E. Dowd	590	$35.74
Executive Group (7 persons)	1,180	$35.74
Non-Executive Director Group	not applicable	not applicable
Non-Executive Officer Employee Group	216,504	$35.86

New ESPP Benefits

The benefits to be derived under the ESPP by any individual in the future is currently undeterminable. Participation in the ESPP is entirely voluntary and benefits will only be realized by those employees who have chosen to allocate a portion of their compensation to the purchase of Ordinary Shares of the Company. The total number of shares to be purchased during each Subscription Period cannot be determined in advance, as it will vary based on an individual’s elections (which may include an election to terminate participation during a Subscription Period, as described above) and the price of an Ordinary Share at the Exercise Date.

Shareholder Approval

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual General Meeting is required for approval of the 1,500,000-share increase to the ESPP. Should such shareholder approval not be obtained, then the 1,500,000-share increase will not be implemented, no purchase rights will be granted on the basis of such share increase, and the ESPP will terminate.

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE SECOND AMENDMENT TO THE ACE LIMITED EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plan Information

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	12,582,303	$36.62	13,668,911
Equity compensation plans not approved by security holders (3)	61,458	$16.19	—

Total	12,643,761	$36.52	13,668,911

(1)	These totals include securities available for future issuance under the following plans:

i.	ACE Limited 2004 Long-Term Incentive Plan. (the “2004 LTIP”) A total of 15,000,000 Ordinary Shares of the Company are authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock and restricted stock units. The maximum number of shares that may be delivered to participants and their beneficiaries under the 2004 LTIP shall be equal to the sum of: (i) 15,000,000 shares; and (ii) any shares that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan (the “Prior Plans”) that are forfeited, expired or are canceled after the effective date of the 2004 LTIP of February 25, 2004, without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. As of December 31, 2005, a total of 13,583,278 shares remain available for future issuance under this plan.

ii.	ACE Limited 1998 Long-Term Incentive Plan. A total of 21,252,007 shares were authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock and restricted stock units; the number of shares available for awards other than options and stock appreciation rights was 3,232,485 shares. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

iii.	ACE Limited 1995 Long-Term Incentive Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards to be made as options, stock appreciation rights and restricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

iv.	ACE Limited 1999 Replacement Long Term Incentive Plan. A total of 4,770,555 shares were authorized to be issued pursuant to awards to be made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock and restricted stock units. This plan only remains in effect with respect to outstanding awards made pursuant to this plan.

v.	ACE Limited 1995 Outside Directors Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards made as options, restricted stock and unrestricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

vi.	Employee Stock Purchase Plan. A total of 1,500,000 shares are authorized for purchase at a discount. As of December 31, 2005, 85,633 shares remain available for future issuance under this plan.

(2)	This plan category includes shares issuable pursuant to the following plans that authorize shares based on a formula:

i.	ACE Limited 1995 Long-Term Incentive Plan. The total number of shares available for awards under this plan in any fiscal year was 5 percent of the adjusted average of the outstanding Ordinary Shares of the Company, as that number is determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under this plan and any shares of stock subject to any outstanding award under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

ii.	ACE Limited 1995 Outside Directors Plan. The total number of shares available for awards under this plan in any fiscal year was 0.5 percent of the adjusted average of the outstanding Ordinary Shares of the Company, as that number was determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under the Plan and any shares of stock subject to any outstanding award under the plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

(3)	This plan category consists of the following plan:

ACE Limited 1999 Replacement Stock Plan. This plan authorized awards to persons employed by the Company in conjunction with the Company’s acquisition of Capital Re Corporation as replacement for Capital Re Corporation awards. A total of 61,458 options with a weighted average exercise price of $16.19 are outstanding as replacement awards under this plan. This plan also permitted awards to employees or other persons providing services to the Company or its subsidiaries. A total of 25,300 options with a weighted average exercise price of $36.30 are outstanding as new awards made to employees of the Company or its subsidiaries under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item C on Proxy Card)

The appointment of independent registered public accounting firm is approved annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The Company has had a working association with PricewaterhouseCoopers LLP (and its predecessor Coopers & Lybrand LLP) since 1985; PricewaterhouseCoopers LLP (and its predecessor Coopers & Lybrand LLP) has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

Representatives of PricewaterhouseCoopers LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP (PwC) for the audit of the Company’s annual consolidated financial statements for 2005 and 2004, and fees for other services rendered by PwC for fiscal years 2005 and 2004:

	2005	2004
Audit fees (1)	$15,585,000	$21,554,000
Audit-related fees (2)	716,000	1,941,000
Tax (3)	1,141,000	1,516,000
All other fees (4)	73,000	24,000
Total	$17,515,000	$25,035,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to ACE in connection with these services of $700,000 for 2005 and $684,000 for 2004.

(1)	Audit fees for the years ended December 31, 2005 and 2004 were for professional services rendered in connection with: the integrated audits of the consolidated financial statements of the Company and controls over financial reporting; the statutory and GAAP audits of various subsidiaries; and, $127,000 and $132,000 in 2005 and 2004, respectively, for comfort letters and consents issued in connection with registration statements filed by the Company.

The Audit fee amounts in the 2004 column above have been revised from the amounts reported in last year’s proxy statement to reflect fees billed in 2005 related to additional audit work performed in 2004 and 2005 for the 2004 financial statements of $992,000 and restatement of previously issued financial statements of $2,567,000.

(2)	Audit-related fees for the years ended December 31, 2005 and 2004 were for professional services rendered in connection with audits of employee benefit plans ($115,000 and $90,000, respectively), review procedures in connection with the executive compensation disclosure in the proxy statement relating to the 2005 annual general meeting ($50,000 in 2005), services in connection with the public offering of Assured Guaranty ($594,000 in 2004), due diligence reviews ($187,000 in 2004), Internal Control Reviews under SAS 70 ($427,000 in 2005 and $423,000 in 2004), accounting and tax advice on structuring transactions ($48,000 in 2005 and $117,000 in 2004) and services performed in connection with Sarbanes-Oxley implementation, other than remediation ($40,000 in 2005 and $530,000 in 2004).

(3)	Tax fees for the years ended December 31, 2005 and 2004 were for professional services rendered in connection with tax compliance ($953,000 in 2005 and $584,000 in 2004) and tax planning ($188,000 in 2005 and $932,000 in 2004).

(4)	All other fees for the years ended December 31, 2005 and 2004 were for professional services and expenses rendered in connection with regulatory compliance services outside of the US ($53,000 in 2005), a marketing survey conducted in Thailand ($20,000 in 2005) and internal audit training and assessment ($24,000 in 2004).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee reviewed at its May 2005 meeting the audit and non-audit services and budgeted fees for the 2005 audit and has reviewed at its November 2005 meeting the audit and non-audit services and budgeted fees for the 2006 audit. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year to the Audit Committee for approval. The Audit Committee will pre-approve the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service. The provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount must be pre-approved by either the Audit Committee chairman or the entire Audit Committee. All of the fees described above were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, ACE Limited, ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda. Under the rules of the Securities and Exchange Commission, proposals must be received no later than December 21, 2006 and otherwise comply with the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2007 Annual General Meeting proxy statement and form of proxy.

The Company’s Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, written notice of such shareholder’s intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company no later than 60 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2007 Annual General Meeting, such written notice must be received on or prior to March 19, 2007. The notice must meet the requirements set forth in the Company’s Articles. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or facsimile. Proxy cards and materials also will be distributed to beneficial owners of Ordinary Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson Shareholder has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $8,000, plus out-of-pocket expenses.

OTHER MATTERS

The Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Brian Duperreault

Chairman

EXHIBIT A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

NOVEMBER 2004

I.    Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

III.    Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.	A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(1)	For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.	A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

6.	Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV.  Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

(2)	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

EXHIBIT B

SECOND AMENDMENT OF ACE LIMITED EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, ACE Limited (“ACE”) maintains the ACE Limited Employee Stock Purchase Plan (the “Plan”), which has been previously amended by the First Amendment thereof; and

WHEREAS, amendment of the Plan is now considered desirable to increase the number of ACE ordinary shares available for purchase under the Plan and to make certain technical and clarifying changes;

NOW, THEREFORE, IT IS RESOLVED that by virtue and in exercise of the amending power reserved to ACE under the Plan, effective upon approval by shareholders at the 2006 annual general meeting, the Plan shall be, and hereby is, amended in the following particulars:

1. By substituting the following for paragraphs (a) and (b) of subsection 3.2 of the Plan:

“(a) The shares of Stock which may be purchased under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by any executive officer of the Company).

(b) Subject to the provisions of subsection 3.3, effective May 18, 2006, an additional 1,500,000 shares of Stock in the aggregate shall be available for purchase under the Plan, which 1,500,000 shares of Stock shall be in addition to any remaining shares of the 1,500,000 (which number reflects the adjustment giving effect to the Stock split in March, 1998) shares of Stock originally designated as available for purchase on the Plan’s original Effective Date.”

2. By replacing the definition of “Compensation” in paragraph (c) of Section 6 with the following new definition:

“The term “Compensation” means total compensation paid by an Employer for the applicable period specified in Section 2.2, exclusive of any payment in cash or kind under any stock option plan, deferred compensation plan, or other employee benefit plan or program of the Company or Related Company.”

3. By replacing the term “the Company” where it appears in the definition of “Participant” in paragraph (h) of Section 6 with the term “an Employer.”

B-1

EXHIBIT C

Conformed Copy

ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

(as amended through the

Second Amendment thereof,

effective May 18, 2006)

i

ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.

GENERAL

1.1.  Purpose. The ACE Limited Employee Stock Purchase Plan (the “Plan”) has been established by ACE Limited (the “Company”) to provide eligible employees of the Company and the Related Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock of the Company (“Stock”). The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code, and the provisions of the Plan are to be construed in a manner consistent with the requirements of that section.

1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

SECTION 2.

METHOD OF PURCHASE

2.1.  Eligibility. Plan participation shall be available to (and shall be limited to) all persons who are employees of the Employers, except that the following persons shall not be eligible to participate in the Plan:

(a) An employee who has been employed less than 500 hours and less than six months.

(b) An employee whose customary employment is 20 hours or less per week.

(c) An employee whose customary employment is for not more than five months in any calendar year.

(d) An employee who owns, or who would own upon the exercise of any rights extended under the Plan and the exercise of any other option held by the employee (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation.

Notwithstanding the foregoing provisions of this subsection 2.1, an individual may participate in the Plan for any Subscription Period only if he is employed by an Employer on the first day of that period.

2.2.  Participation Election. The Committee shall establish “Subscription Periods” of not longer than one year for the accumulation of funds necessary for payment of the Purchase Price (as defined in subsection 2.3) of Stock under the Plan. For any Subscription Period, an eligible employee shall become a Plan ‘Participant’ by filing, with the Committee, a written payroll deduction authorization with respect to Compensation otherwise payable to the Participant during the period. Such payroll deductions shall be any full percentage of the Compensation of the Participant, or any specified whole dollar amount, up to but not more than 10% of his Compensation in either case. After the beginning of the Subscription Period, and except as otherwise provided in subsection 2.4, a Participant may not alter the rate of his payroll deductions for that period. Subject to the limitations of subsection 2.3, each eligible employee who has elected to become a Participant for a Subscription Period in accordance with the foregoing provisions of this subsection 2.2 shall be granted on the first day of such Subscription Period an option to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in subsection 2.3) for such Subscription Period up to a number of whole shares of Stock determined by dividing such Participant’s accumulated payroll deductions as of such Exercise Date by the applicable Purchase Price. Exercise of the option shall occur as provided in subsection 2.3, unless the Participant has terminated participation in the Plan prior to the Exercise Date as provided in subsection 2.4 or the Participant elects not to exercise the option as provided in subsection 2.3(b). The option shall expire on the last day of the Subscription Period.

2.3.  Purchase of Stock. On the last day of each Subscription Period (the “Exercise Date”), a Participant shall become eligible to exercise his option to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

(a) The “Purchase Price” per share shall be equal to 85% of the lesser of (i) the fair market of Stock on the first day of the Subscription Period; or (ii) the fair market value of Stock on the Exercise Date; provided, however, that in no event shall the purchase price be less than the par value of the Stock.

(b) A Participant shall be deemed to have elected to purchase the shares of Stock which he became entitled to purchase on the Exercise Date unless he shall notify the Committee within seven days following the Exercise Date, or such shorter period as the Committee may establish, that he elects not to make such purchase.

(c) Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be paid to the Participant without interest.

(d) No employee shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the fair market value of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with subsection 2.2 of the Plan.

2.4.  Termination of Participation. A Participant may discontinue his participation in the Plan for any Subscription Period, whereupon all of the Participant’s payroll deductions for the Subscription Period will be promptly paid to him without interest, and no further payroll deductions will be made from his pay for that period. If a Participant’s employment with the Employers terminates during a Subscription Period for any reason, all payroll deductions accumulated by the Participant under the Plan for the period shall be paid to the Participant without interest.

SECTION 3.

OPERATION AND ADMINISTRATION

3.1.  Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 1996 annual meeting of its shareholders, the Plan shall be effective as of the date on which it is adopted by the Board; provided, however, that to the extent that rights are granted under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any rights granted under the Plan are outstanding.

3.2.  Shares Subject to Plan. Shares of Stock to be purchased under the Plan shall be subject to the following:

(a) The shares of Stock which may be purchased under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by any executive officer of the Company).

(b) Subject to the provisions of subsection 3.3, effective May 18, 2006, an additional 1,500,000 shares of Stock in the aggregate shall be available for purchase under the Plan, which 1,500,000 shares of Stock shall be in addition to any remaining shares of the 1,500,000 (which number reflects the adjustment giving effect to the Stock split in March, 1998) shares of Stock originally designated as available for purchase on the Plan’s original Effective Date.

(c) A Participant will have no interest in shares of Stock covered by his Subscription Agreement until the shares are delivered to him.

3.3.  Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the requirements of Code section 423, the Committee shall adjust the number of shares of Stock available under the Plan.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, then, subject to the requirements of Code section 423, there shall be substituted for the shares subject to outstanding rights to purchase Stock under the Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares.

3.4.  Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

3.5.  Withholding. All benefits under the Plan are subject to withholding of all applicable taxes.

3.6.  Transferability. Except as otherwise permitted under Code section 424 and SEC Rule 16b-3, neither the amount of any payroll deductions made with respect to a Participant’s compensation nor any Participant’s rights to purchase shares of Stock under the Plan may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the Participant, the rights provided to the Participant under the Plan may be exercised only by him.

3.7.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

3.8.  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.9.  Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

3.10.  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 4.

COMMITTEE

4.1.  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4.

4.2.  Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3.

4.3.  Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish the terms, conditions, restrictions, and other provisions applicable to the right to purchase shares of Stock under the Plan.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

4.4.  Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

4.5.  Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6.  Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5.

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Board. No amendment of the Plan may be made without approval of the Company’s shareholders to the extent that such approval is required to maintain compliance with the requirements of Code section 423.

SECTION 6.

DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Board. The term “Board” shall mean the Board of Directors of the Company.

(b) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(c) Compensation. The term “Compensation” means total compensation paid by an Employer for the applicable period specified in Section 2.2, exclusive of any payment in cash or kind under any stock option plan, deferred compensation plan, or other employee benefit plan or program of the Company or Related Company.

(d) Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

(e) Effective Date. The “Effective Date” shall be the date on which the Plan is adopted by the Board.

(f) Employer. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to collectively as the “Employers” and individually as an “Employer”.

(g) Fair Market Value. The “Fair Market Value” of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange—Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(h) Participant. The term “Participant” means any employee of an Employer who is eligible and elects to participate pursuant to the provisions of Section 2.

(i) Related Companies. The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

If no direction is made, this proxy will be voted for (A) the appointment of Michael G. Atieh, Mary A. Cirillo, Bruce L. Crocket, Thomas J. Neff, and Gary M. Stuart as directors of ACE Limited to serve three-year terms to expire at the Annual General Meeting in 2009, (B) the approval of the amendment to the ACE Limited Employee Stock Purchase Plan and (C) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

A. Election of Directors

For Withheld Exceptions

For Election to Term

Expiring in 2009:

01 Michael G. Atieh

02 Mary A. Cirillo

03 Bruce L. Crocket

04 Thomas J. Neff

05 Gary M. Stuart

To vote your shares for all Director nominees, mark the “For” box. To withhold voting for all nominees, mark the “Withheld” box. If you do not wish your shares voted “For” a particular nominee, mark the “Exceptions” box and enter the name(s) of the exception(s) in the space provided.

For Abstain Against

For Abstain Against

B. Approval of Amendment to ACE Limited Employee Stock Purchase Plan

C. Ratification of the Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ACE Limited for the fiscal year ending December 31, 2006

In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

Dated:                    , 2006

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 17, 2006

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/ace

Use the internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ACE LIMITED

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held on May 18, 2006 or any adjournment thereof.

(Continued on Reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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